Exhibit 99.1

Contact:	Stephen Forsyth	203-573-2213

Chemtura Reports 2007 Fourth Quarter Results

•      Net sales rise 10% led by increases in the Performance Specialties and Crop Protection segments

•      Operating profit rose 200% (GAAP basis) and 162% (non-GAAP basis)

•      Loss per share of $0.00 vs. $0.74 for fourth quarter 2006 (GAAP basis)

•      Earnings per share of $0.11 vs. $0.01 loss per share for fourth quarter  2006 (non-GAAP basis)

MIDDLEBURY, CT – March 17, 2008 – Chemtura Corporation (NYSE: CEM; the “Company”) filed its Annual Report on Form 10K today, reporting flat earnings for the fourth quarter of 2007.  Additionally, the Company is reporting net earnings on a non-GAAP basis of $26 million, or $0.11 per share.

The net loss for the quarter includes loss from continuing operations of $3 million, or $0.02 per share, income from discontinued operations of $4 million, or $0.02 per share and loss on the sale of discontinued operations of $1 million, or $0.00 per share.  On a non-GAAP basis, net earnings include income from continuing operations of $22 million, or $0.09 per share and income from discontinued operations of $4 million, or $0.02 per share.

The discussion below includes information on both a GAAP and non-GAAP basis.  The Company has presented the non-GAAP financial information because management uses non-GAAP information internally to evaluate and manage the performance of the Company’s operations and believes that the non-GAAP financial information provides useful information to investors.  A reconciliation of the GAAP and non-GAAP financial information has been provided in the supplemental schedules included in this release.

The following is a summary of the fourth quarter results on a GAAP basis:

(In millions, except per share data)	Fourth quarter
	2007	2006	% change
Net sales	$891	$809	10%
Operating profit (loss)	$24	$(24)	200%
Loss from continuing operations	$(3)	$(186)	98%
Loss per share from continuing operations	$(0.02)	$(0.77)	97%
Earnings per share from discontinued operations	$0.02	$0.02	—
Per share (loss) gain from sale of discontinued operations	$—	$0.01	NM
Net loss per share	$—	$(0.74)	NM

NM = Not Meaningful

The following is a summary of fourth quarter results on a non-GAAP basis:

(In millions, except per share data)	Fourth quarter
	2007	2006	% change
Net sales	$891	$809	10%
Operating profit	$55	$21	162%
Earnings (loss) from continuing operations	$22	$(8)	375%
Earnings (loss) per share from continuing operations	$0.09	$(0.03)	400%
Earnings per share from discontinued operations	$0.02	$0.02	—
Net earnings (loss) per share	$0.11	$(0.01)	NM

NM = Not Meaningful

Fourth Quarter Results - GAAP

•                  Revenue for the quarter was $891 million, or 10% above fourth quarter 2006 revenue of $809 million.  The increase in revenue was attributable to $50 million for the Kaufman acquisition, $18 million from positive foreign exchange, and $17 million from higher selling prices which were offset by a $3 million impact from product mix.

•                  Gross profit improved $42 million compared with the same period of 2006.  The Company benefited $17 million from higher selling prices, $16 million from higher volume and mix, $13 million from the Kaufman acquisition, $8 million from favorable manufacturing variances net of cost savings and other cost decreases of $5 million.  Those gains were offset by $24 million in higher raw material and energy costs and $2 million of unfavorable foreign exchange impacts due to the weaker U.S. dollar.  Additionally in the fourth quarter of 2006 there was a $9 million charge for the accelerated recognition of asset retirement obligations.

•                  Operating profit increased $48 million in the fourth quarter of 2007 as compared with the same quarter last year.  Operating profit benefited from a $42 million increase in gross profit, $16 million decrease in antitrust costs, a $5 million decrease in facility closures, severance and related costs and other cost decreases of $3 million, offset by an increase of $15 million in costs related to the change in the useful life of property, plant and equipment and an impairment of long-lived assets of $3 million.

•                  The loss from continuing operations for the fourth quarter of 2007 was $3 million, or $0.02 per share, compared with a loss of $186 million, or $0.77 per share, for the fourth quarter of 2006.  The increase primarily reflects a $131 million decrease in income taxes, the $48 million increase in operating profit discussed above, a $12 million increase in foreign exchange gains and $2 million in other cost decreases.  These earnings were partially offset by the absence of the $6 million gain in the fourth quarter of 2006 on sale of the Company’s equity interest in the Davis Standard venture and an increase of $4 million in minority interest expense.

•                  Discontinued operations principally reflects the optical monomers business that was sold in the fourth quarter of 2007 and the fluorine business that was sold on January 31, 2008.  Earnings from discontinued operations for the fourth quarter of 2007 were $4 million (net of $2 million of tax) and were $5 million (net of $3 million of tax) for the fourth quarter of 2006.

•                  Loss on sale of discontinued operations in the fourth quarter of 2007 was $1 million primarily related to the sale of optical monomers.  A gain on sale of discontinued operations of $1 million in the fourth quarter of 2006 represents the reversal of reserves for certain contingencies related to the sale of the OrganoSilicones business.

Fourth Quarter Non-GAAP Results

•                  On a non-GAAP basis, fourth quarter 2007 gross profit was $210 million, or 24% of net sales, as compared with fourth quarter 2006 non-GAAP gross profit of $177 million, or 22% of net sales.

•                  On a non-GAAP basis, fourth quarter 2007 operating profit was $55 million, or 6% of net sales, as compared with fourth quarter 2006 non-GAAP operating profit of $21 million, or 3% of net sales.

•                  Non-GAAP earnings from continuing operations before income taxes in 2007 and 2006 exclude charges of $31 million and $39 million, respectively, primarily related to the change in useful life of property, plant and equipment, antitrust costs, facility closures, severance and related costs, accelerated recognition of asset retirement obligations, gain on sale of equity interest in joint venture and impairment of long-lived assets.  The amounts associated with these charges are detailed on page 12 of this release.

•                  Chemtura’s non-GAAP tax rate of 35% represents the expected effective tax rate for the Company’s core operations.  The Company has chosen to apply this rate to non-GAAP pre-tax income beginning in the third quarter of 2007 to better reflect underlying operating performance.

•      Non-GAAP earnings from discontinued operations principally reflects the optical monomers and fluorine businesses of $4 million and $5 million for the quarters ended December 31, 2007 and 2006, respectively.

Cash Flows – GAAP

•                  Net cash provided by operations in 2007 was $149 million as compared with $251 million in 2006.  The decrease in cash provided by operations in 2007 primarily reflects the reduction in accrued liabilities principally due to the payment of antitrust litigation settlements accrued in prior periods.

•                  The Company’s accounts receivable balance is net after reflecting the sale of accounts receivable of $239 million as of December 31, 2007, $303 million as of September 30, 2007 and $279 million as of December 31, 2006.  This reduction in accounts receivable securitization resulted in the higher accounts receivable balance as of the end of the year.

•                  At December 31, 2007, the Company’s inventory balance of $676 million was increased by the impact of weakening U.S. dollar.  At the same exchange rates that applied as of December 31, 2006, the value of inventories as of December 31, 2007 would have been $649 million.

•                  Capital expenditures for the year ended 2007 were $117 million compared to $128 million in 2006.  The Company currently anticipates capital expenditures to be $165 million in 2008, which includes $25 million related to the consolidation of its legacy ERP systems onto a single instance of SAP.

•                  The Company’s total debt as of December 31, 2007 was $1,063 million as compared with $1,111 million as of December 31, 2006.  Cash and cash equivalents were $77 million as of December 31, 2007 compared to $95 million as of December 31, 2006.

###

Non-GAAP Financial Measures

The information presented in this press release and in the attached financial tables includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP).  These non-GAAP financial measures consist of adjusted results of operations of the Company that exclude certain expenses, gains and losses that may not be indicative of the core operations of the Company.  Excluded items include facility closures, severance and related costs, antitrust costs, merger costs, increased depreciation due to the change in useful life of assets, unusual and non-recurring settlements, and the accelerated recognition of asset retirement obligations.  In addition to the non-GAAP financial measures discussed above, the Company has applied a non-GAAP effective income tax rate to our non-GAAP income before taxes.  Chemtura’s non-GAAP tax rate of 35% beginning with the third quarter of 2007 represents the expected effective tax rate for the Company’s core operations.  Chemtur’s Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the attached financial tables.  The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends.  In addition, management uses these non-GAAP financial measures internally to allocate resources and evaluate the performance of the Company’s operations.  While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP.  In addition, these non-GAAP financial measures may differ from similarly titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company’s performance relative to other companies in similar industries.

Forward-Looking Statement

This document includes forward-looking statements.  These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•                  General economic conditions;

•                  Significant international operations and interests;

•                  The ability to obtain increases in selling prices to offset increases in raw material and energy costs;

•                  The ability to retain sales volumes in the event of increasing selling prices;

•                  The ability to absorb fixed cost overhead in the event of lower volumes;

•                  Pension and other post-retirement benefit plan assumptions;

•                  The ability to successfully  complete the restructuring and turnaround of our Polymer Additives Segment;

•                  The ability to obtain growth from demand for flame retardant, petroleum additive and lubricant, agricultural and pool and spa product applications;

•                  The ability to obtain the synergies anticipated from the integration of the Kaufman business and gain sales from new refrigeration lubricant applications;

•                  The ability to sustain profitability in our Crop Protection business due to new generic competition and the failure to secure new products and technology.  Additionally, the Crop Protection business is dependent on disease and pest conditions, as well as, local and regional economic conditions;

•                  The ability to sell methyl bromide due to regulatory restrictions;

•                  Changes in weather conditions which could adversely affect the seasonal selling cycles in both our Consumer Products and Crop Protection segments;

•                  Changes in the availability and/or quality of our energy and raw materials;

•                  The ability to collect our outstanding receivables;

•                  Changes in interest rates and foreign currency exchange rates;

•                  Changes in technology, market demand and customer requirements;

•                  The enactment of more stringent domestic and international environmental laws and regulations;

•                  The ability to realize expected cost savings under our restructuring plans, Six Sigma and Lean manufacturing initiatives;

•                  The ability to successfully complete the execution of our portfolio transformation plan;

•                  The ability to reduce our indebtedness levels;

•                  The ability to recover our deferred tax assets;

•                  The ability to successfully complete the Company’s new SAP platform initiative;

•                  The ability to support the goodwill in our business segments;

•                  The ability to remain compliant with our debt covenants or obtain necessary waivers; and

•                  Other risks and uncertainties detailed in Item 1A. Risk Factors or in our filings with the Securities and Exchange Commission.

These statements are based on the Company’s estimates and assumptions and on currently available information.  The forward-looking statements include information concerning the Company’s possible or assumed future results of operations, and the Company’s actual results may differ significantly from the results discussed.  Forward-looking information is intended to reflect opinions as of the date this press release was issued and such information will not necessarily be updated by the Company.

CHEMTURA CORPORATION

CHEMTURA CORPORATION

Consolidated Statements of Operations (Unaudited)

(In millions, except per share data)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006

Net sales	$891	$809	$3,747	$3,458

Cost of products sold	681	641	2,862	2,602
Selling, general and administrative	85	88	393	387
Depreciation and amortization	77	63	269	204
Research and development	16	16	62	61
Facility closures, severance and related costs	2	7	36	5
Antitrust costs	3	19	35	90
Merger costs	—	1	—	17
Loss on sale of businesses	1	—	15	11
Impairment of long-lived assets	3	—	19	80
Equity income	(1)	(2)	(3)	(4)

Operating profit (loss)	24	(24)	59	5
Interest expense	20	21	87	102
Loss on early extinguishment of debt	—	—	—	44
Other expense, net	2	5	13	6

Earnings (loss) from continuing operations before income taxes	2	(50)	(41)	(147)
Income tax expense	5	136	4	126

Loss from continuing operations	(3)	(186)	(45)	(273)
Earnings from discontinued operations	4	5	18	20
(Loss) gain on sale of discontinued operations	(1)	1	24	47

Net loss	$—	$(180)	$(3)	$(206)

Basic and diluted earnings (loss) per common share:
Loss from continuing operations	$(0.02)	$(0.77)	$(0.18)	$(1.13)
Earnings from discontinued operations	0.02	0.02	0.07	0.08
(Loss) gain on sale of discontinued operations	—	0.01	0.10	0.20
Net loss	$—	$(0.74)	$(0.01)	$(0.85)

Weighted average shares outstanding - basic and diluted	242.0	240.7	241.6	240.5

CHEMTURA CORPORATION

Consolidated Balance Sheets

(In millions of dollars)

	December 31, 2007	December 31, 2006
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$77	$95
Accounts receivable	389	342
Inventories	676	660
Other current assets	239	288
Total current assets	1,381	1,385

NON-CURRENT ASSETS
Property, plant and equipment, net	1,032	1,147
Goodwill	1,309	1,177
Intangible assets, net	585	551
Other assets	109	139

	$4,416	$4,399

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Short-term borrowings	$5	$48
Accounts payable	285	285
Accrued expenses	353	461
Income taxes payable	38	94
Total current liabilities	681	888

NON-CURRENT LIABILITIES
Long-term debt	1,058	1,063
Pension and post-retirement health care liabilities	361	440
Other liabilities	463	329

STOCKHOLDERS’ EQUITY
Common stock	3	3
Additional paid-in capital	3,028	3,005
Accumulated deficit	(1,179)	(1,128)
Accumulated other comprehensive income (loss)	168	(34)
Treasury stock at cost	(167)	(167)
Total stockholders’ equity	1,853	1,679

	$4,416	$4,399

CHEMTURA CORPORATION

Condensed Consolidated Statements of Cash Flows (Unaudited)

 (In millions of dollars)

	Twelve Months Ended
	December 31,
Increase (decrease) to cash	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3)	$(206)
Adjustments to reconcile net earnings (loss) to net
cash provided by operations:
Loss on sale of businesses	15	11
Gain on sale of discontinued operations	(24)	(47)
Gain on sale of equity interest in venture	—	(6)
Impairment of long-lived assets	19	80
Loss on early extinguishment of debt	—	44
Depreciation and amortization	275	214
Stock-based compensation expense	10	14
Equity income, net of cash distributions	(3)	3
Changes in assets and liabilities, net:	(140)	144
Net cash provided by operations	149	251

CASH FLOWS FROM INVESTING ACTIVITIES
Net proceeds from divestments	186	196
Payments for acquisitions, net of cash acquired	(165)	(9)
Merger transaction costs paid	—	(8)
Capital expenditures	(117)	(128)
Other investing activities	13	—
Net cash (used in) provided by investing activities	(83)	51

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on credit facility, net	—	(414)
Payments on long term borrowings	—	(324)
Proceeds from long term borrowings	—	497
Payments on short term borrowings	(48)	(16)
Premium paid on early extinguishment of debt	—	(36)
Payments for debt issuance costs	—	(6)
Dividends paid	(48)	(48)
Repayment of life insurance policy loan	—	(10)
Proceeds from exercise of stock options	7	3
Other financing activities	(1)	(1)
Net cash used in financing activities	(90)	(355)

CASH
Effect of exchange rates on cash and cash equivalents	6	9

Change in cash and cash equivalents	(18)	(44)
Cash and cash equivalents at beginning of period	95	139

Cash and cash equivalents at end of period	$77	$95

CHEMTURA CORPORATION

Segment Net Sales and Operating Profit (Loss) (Unaudited)

(In millions of dollars)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
NET SALES

Polymer Additives	$440	$419	$1,806	$1,712
Performance Specialties	231	161	911	670
Consumer Products	111	116	567	566
Crop Protection	91	72	352	311
Other	18	41	111	199
Total Net Sales	$891	$809	$3,747	$3,458

OPERATING PROFIT

Polymer Additives	$(2)	$17	$77	$130
Performance Specialties	39	26	140	115
Consumer Products	7	6	72	70
Crop Protection	22	4	79	48
Other	—	(7)	(6)	(4)
	66	46	362	359

General corporate expense, including amortization	(30)	(34)	(158)	(133)
Change in useful life of property, plant and equipment	(3)	(9)	(40)	(18)
Facility closures, severance and related costs	(2)	(7)	(36)	(5)
Antitrust costs	(3)	(19)	(35)	(90)
Merger costs	—	(1)	—	(17)
Loss on sale of businesses	(1)	—	(15)	(11)
Impairment of long-lived assets	(3)	—	(19)	(80)
Total Operating Profit (Loss)	$24	$(24)	$59	$5

CHEMTURA CORPORATION

Major Factors Affecting Net Sales and Operating Results (Unaudited)

Quarter and Twelve Months ended December 31, 2007 versus 2006

(In millions of dollars)

The following table summarizes the major factors contributing to the changes in operating results versus the prior year:

	Quarter Ended December 31,		Twelve Months Ended December 31,
		Pre-tax		Pre-tax
		(Loss)		(Loss)
		Earnings from		Earnings from
	Net	Continuing	Net	Continuing
	Sales	Operations	Sales	Operations

2006	$809	$(50)	$3,458	$(147)

2006 Accelerated Recognition of asset retirement obligation	—	9	—	9
2006 Favorable settlement of contractual matter	—	—	—	(4)
2006 Change in useful life of property, plant and equipment	—	9	—	18
2006 Facility closures, severance and related costs	—	7	—	5
2006 Antitrust costs	—	19	—	90
2006 Merger expense	—	1	—	17
2006 Loss on sale of businesses	—	—	—	11
2006 Asset impairment	—	—	—	80
2006 Interest income on tax settlement	—	—	—	(4)
2006 Gain on sale of equity interest in Davis Standard venture	—	(6)	—	(6)
2006 Loss on early extinguishment of debt	—	—	—	44
	809	(11)	3,458	113

Higher selling prices	17	17	43	43
Unit volume and mix, net of Celogen® foaming agents	(3)	16	13	38
Foreign currency impact	18	(3)	61	(6)
Industrial Water Additives divested business	—	—	(12)	(2)
Kaufman acquisition	50	9	181	23
Other acquisitions and divestitures	—	4	3	10
Manufacturing variances net of cost savings	—	8	—	14
Higher raw materials/energy costs	—	(24)	—	(99)
Decrease in Crop Protection reserve for doubtful accounts	—	7	—	11
Increased legal fees	—	(2)	—	(9)
Increased insurance costs	—	(4)	—	(9)
Higher minority interest expense	—	(4)	—	(7)
Higher A/R securitization fees	—	—	—	(5)
Foreign exchange gain (loss)	—	12	—	21
Lower interest expense	—	1	—	15
Other	—	7	—	(12)
	891	33	3,747	139

2007 Accelerated recognition of asset retirement obligation	—	—	—	(7)
2007 Favorable Settlement on contractual matter	—	2	—	2
2007 Change in useful life of property, plant and equipment	—	(24)	—	(70)
2007 Facility closures, severance and related costs	—	(2)	—	(36)
2007 Antitrust costs	—	(3)	—	(35)
2007 Loss on sale of businesses	—	(1)	—	(15)
2007 Asset impairment	—	(3)	—	(19)

2007	$891	$2	$3,747	$(41)

CHEMTURA CORPORATION

Non-GAAP Consolidated Statements of Operations (Unaudited)

(In millions, except per share data)

	Quarter Ended December 31, 2007			Quarter Ended December 31, 2006
	Non-GAAP			Non-GAAP
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP

Net sales	$891	$—	$891	$809	$—	$809

Cost of products sold	681	—	681	641	(9)	632
Selling, general and administrative	85	2	87	88	—	88
Depreciation and amortization	77	(24)	53	63	(9)	54
Research and development	16	—	16	16	—	16
Facility closures, severance and related costs	2	(2)	—	7	(7)	—
Antitrust costs	3	(3)	—	19	(19)	—
Merger costs	—	—	—	1	(1)	—
Loss on sale of businesses	1	(1)	—	—	—	—
Impairment of long-lived assets	3	(3)	—	—	—	—
Equity income	(1)	—	(1)	(2)	—	(2)

Operating profit (loss)	24	31	55	(24)	45	21
Interest expense	20	—	20	21	—	21
Loss on early extinguishment of debt	—	—	—	—	—	—
Other expense, net	2	—	2	5	6	11

Earnings (loss) from continuing operations before income taxes	2	31	33	(50)	39	(11)

Income tax expense (benefit)	5	6	11	136	(139)	(3)

(Loss) earnings from continuing operations	(3)	25	22	(186)	178	(8)
Earnings from discontinued operations	4	—	4	5	—	5
(Loss) gain on sale of discontinued operations	(1)	1	—	1	(1)	—

Net (loss) earnings	$—	$26	$26	$(180)	$177	$(3)

Diluted earnings from continuing operations			$0.09			$(0.03)
Diluted earnings from discontinued operations			0.02			0.02
Diluted net earnings			$0.11			$(0.01)

Diluted weighted average shares outstanding			242.0			240.7

	Quarter	Quarter
	Ended	Ended
Non-GAAP Adjustments consist of the following:	December 31, 2007	December 31, 2006

Accelerated recognition of asset retirement obligation	$—	$9
Favorable settlement on contractual matter	(2)	—
Change in useful life of property, plant and equipment	24	9
Facility closures, severance and related costs	2	7
Antitrust costs	3	19
Merger costs	—	1
Loss on sale of businesses	1	—
Asset impairment	3	—
Gain on sale of equity interest in Davis Standard venture	—	(6)
Pre-Tax	31	39

Adjustment to apply a non-GAAP effective tax rate	6	(139)
After-Tax	25	178

Gain on sale of discontinued operations	1	(1)
Net Earnings	$26	$177

CHEMTURA CORPORATION

Non-GAAP Consolidated Statements of Operations (Unaudited)

(In millions, except per share data)

	Twelve Months Ended December 31, 2007			Twelve Months Ended December 31, 2006
	Non-GAAP			Non-GAAP
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP

Net sales	$3,747	$—	$3,747	$3,458	$—	$3,458

Cost of products sold	2,862	(7)	2,855	2,602	(9)	2,593
Selling, general and administrative	393	2	395	387	4	391
Depreciation and amortization	269	(70)	199	204	(18)	186
Research and development	62	—	62	61	—	61
Facility closures, severance and related costs	36	(36)	—	5	(5)	—
Antitrust costs	35	(35)	—	90	(90)	—
Merger costs	—	—	—	17	(17)	—
Loss on sale of businesses	15	(15)	—	11	(11)	—
Impairment of long-lived assets	19	(19)	—	80	(80)	—
Equity income	(3)	—	(3)	(4)	—	(4)

Operating profit	59	180	239	5	226	231
Interest expense	87	—	87	102	—	102
Loss on early extinguishment of debt	—	—	—	44	(44)	—
Other expense, net	13	—	13	6	10	16

(Loss) earnings from continuing operations before income taxes	(41)	180	139	(147)	260	113
Income tax expense (benefit)	4	45	49	126	(85)	41

(Loss) earnings from continuing operations	(45)	135	90	(273)	345	72
Earnings from discontinued operations	18	—	18	20	—	20
Gain on sale of discontinued operations	24	(24)	—	47	(47)	—

Net (loss) earnings	$(3)	$111	$108	$(206)	$298	$92

Diluted earnings from continuing operations
Diluted earnings from discontinued operations			$0.38			$0.30
Diluted net earnings			0.07			0.08
			$0.45			$0.38

Diluted weighted average shares outstanding			242.1			241.3

	Twelve Months	Twelve Months
	Ended	Ended
Non-GAAP Adjustments consist of the following:	December 31, 2007	December 31, 2006

Accelerated recognition of asset retirement obligation	$7	$9
Favorable settlement on contractual matter	(2)	(4)
Change in useful life of property, plant and equipment	70	18
Facility closures, severance and related costs	36	5
Antitrust costs	35	90
Merger costs	—	17
Loss on sale of businesses	15	11
Asset impairment	19	80
Interest income on tax settlement	—	(4)
Gain on sale of equity interest in Davis Standard venture	—	(6)
Loss on early extinguishment of debt	—	44
Pre-Tax	180	260

Adjustment to apply a non-GAAP effective tax rate	45	(85)
After-Tax	135	345
Gain on sale of discontinued operations	(24)	(47)
Net Earnings	$111	$298

CHEMTURA CORPORATION

Non-GAAP Segment Net Sales and Operating Profit (Loss) (Unaudited)

(In millions of dollars)

	Quarter Ended December 31, 2007			Quarter Ended December 31, 2006
	Non-GAAP			Non-GAAP
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
NET SALES

Polymer Additives	$440	$—	$440	$419	$—	$419
Performance Specialties	231	—	231	161	—	161
Consumer Products	111	—	111	116	—	116
Crop Protection	91	—	91	72	—	72
Other	18	—	18	41	—	41
Total Net Sales	$891	$—	$891	$809	$—	$809

OPERATING PROFIT (LOSS)

Polymer Additives	$(2)	$22	$20	$17	$5	$22
Performance Specialties	39	1	40	26	—	26
Consumer Products	7	—	7	6	—	6
Crop Protection	22	—	22	4	—	4
Other	—	—	—	(7)	4	(3)
	66	23	89	46	9	55

General corporate expense, including amortization	(30)	(4)	(34)	(34)	—	(34)
Change in useful life of property, plant and equipment	(3)	3	—	(9)	9	—
Facility closures, severance and related cost	(2)	2	—	(7)	7	—
Antitrust costs	(3)	3	—	(19)	19	—
Merger costs	—	—	—	(1)	1	—
Loss on sale of businesses	(1)	1	—	—	—	—
Impairment of long-lived assets	(3)	3	—	—	—	—

Total Operating Profit (Loss)	$24	$31	$55	$(24)	$45	$21

		Quarter			Quarter
		Ended			Ended
Non-GAAP Adjustments consist of the following:		December 31, 2007			December 31, 2006

Accelerated recognition of asset retirement obligation		$—			$9
Favorable settlement on contractual matter		(2)			—
Change in useful life of property, plant and equipment		24			9
Facility closures, severance and related costs		2			7
Antitrust costs		3			19
Merger costs		—			1
Loss on sale of businesses		1			—
Asset impairment		3			—
		$31			$45

CHEMTURA CORPORATION

Non-GAAP Segment Net Sales and Operating Profit (Unaudited)

(In millions of dollars)

	Twelve Months Ended December 31, 2007			Twelve Months Ended December 31, 2006
	Non-GAAP			Non-GAAP
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
NET SALES

Polymer Additives	$1,806	$—	$1,806	$1,712	$—	$1,712
Performance Specialties	911	—	911	670	—	670
Consumer Products	567	—	567	566	—	566
Crop Protection	352	—	352	311	—	311
Other	111	—	111	199	—	199
Total Net Sales	$3,747	$—	$3,747	$3,458	$—	$3,458

OPERATING PROFIT

Polymer Additives	$77	$31	$108	$130	$5	$135
Performance Specialties	140	1	141	115	—	115
Consumer Products	72	—	72	70	—	70
Crop Protection	79	—	79	48	—	48
Other	(6)	5	(1)	(4)	4	—
	362	37	399	359	9	368

General corporate expense, including amortization	(158)	(2)	(160)	(133)	(4)	(137)
Change in useful life of property, plant and equipment	(40)	40	—	(18)	18	—
Facility closures, severance and related cost	(36)	36	—	(5)	5	—
Antitrust costs	(35)	35	—	(90)	90	—
Merger costs	—	—	—	(17)	17	—
Loss on sale of businesses	(15)	15	—	(11)	11	—
Impairment of long-lived assets	(19)	19	—	(80)	80	—

Total Operating Profit	$59	$180	$239	$5	$226	$231

	Twelve Months	Twelve Months
	Ended	Ended
Non-GAAP Adjustments consist of the following:	December 31, 2007	December 31, 2006

Accelerated recognition of asset retirement obligation	$7	$9
Favorable settlement on contractual matter	(2)	(4)
Change in useful life of property, plant and equipment	70	18
Facility closures, severance and related costs	36	5
Antitrust costs	35	90
Merger costs	—	17
Loss on sale of businesses	15	11
Asset impairment	19	80
	$180	$226